EXHIBIT 23.2

B  E  D  I  N  G  E  R    &    C  O  M  P  A  N  Y

C E R T I F I E D   P U B L I C   A C C O U N T A N T S

                                        November 21, 2006

UpSnap, Inc.
134 Jackson Street, Suite 203,
P.O. Box 2399
Davidson, North Carolina 20836

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Gentlemen:

    We hereby consent to the use in UpSNAP, Inc's (formerly Manu Forti Group, Inc.) Form 10-KSB of our report dated March 10, 2006, relating to the consolidated financial statements of XS Voice, Inc., which are contained in that filing.

    We also consent to the reference to Bedinger & Company under the caption "Experts" in such filing.

                                        Very truly yours,

                                        /s/ Bedinger & Company
                                        Bedinger & Company
                                        Certified Public Accountants
                                        Concord, California

1200 CONCORD AVENUE, SUITE 250, CONCORD, CA 94520  s  (925) 603-0800  s  (925) 603-0804 FAX

MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTS,
THE CENTER FOR PUBLIC COMPANY AUDIT FIRMS,
AND THE CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS.
REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD.